EXHIBIT 99.1

First Mid-Illinois Bancshares, Inc. Announces “At-The-Market” Offering of Shares of Common Stock

MATTOON, Ill., Aug. 16, 2017 (GLOBE NEWSWIRE) -- First Mid-Illinois Bancshares, Inc. (NASDAQ:FMBH) (the “Company”) today announced that it has established an “at-the-market” equity offering program under which it may sell shares of its common stock having an aggregate gross sales price of up to $20,000,000.

The Company entered into a Sales Agency Agreement (the “Agreement”) with Sandler O’Neill & Partners, L.P. and FIG Partners, LLC (the “Sales Agents”).  Pursuant to the Agreement, sales of common stock, if any, will be made from time to time by means of ordinary broker transactions on the NASDAQ Global Market at market prices prevailing at the time of a sale, at prices related to the prevailing market prices or at negotiated prices, or as otherwise agreed with the Agents.  The Agents may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the net proceeds from the offering, if any, for general corporate purposes, which may include working capital to support organic growth and to support possible acquisitions to the extent available.  Pending this use, the proceeds may be placed in short-term investments.

A registration statement relating to these securities has become effective under the Securities Act.  The offering is being made by means of a prospectus supplement to the prospectus included in the registration statement.  Before you invest, you should read the prospectus, the prospectus supplement related to the “at-the-market” offering, and other documents the Company has filed or will file in the future with the SEC for more complete information about the Company and the “at-the-market” offering.  You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov or from Sandler O’Neill & Partners, L.P., 1251 Avenues of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations or by phone at 1-866-805-4128, or from FIG Partners, LLC, 20 North Wacker Drive, Suite 2035, Chicago, Illinois 60606, Attn: Greg Gersack or by phone at 1-866-344-2657 or 1-312-583-9046.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About First Mid-Illinois Bancshares, Inc.: First Mid-Illinois Bancshares, Inc. is the parent company of First Mid-Illinois Bank & Trust, N.A. (“First Mid Bank”), Mid-Illinois Data Services, Inc., and First Mid Insurance Group.  Our mission is to fulfill the financial needs of our communities with exceptional personal service, professionalism and integrity, and deliver meaningful value and results for customers and shareholders.

First Mid Bank was first chartered in 1865 and has since grown into a more than $2.8 billion community-focused organization that provides financial services through a network of 52 banking centers in 37 Illinois and Missouri communities.  Our talented team is comprised of approximately 590 men and women who take great pride in First Mid Bank and the Company, their work and their ability to serve our customers.  More information about the Company is available on our website at www.firstmid.com. Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

Forward Looking Statements: This news release contains forward-looking statements about First Mid-Illinois Bancshares, Inc. for which the Company claims protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including those described in Item 1A – “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K and the Company’s other filings with the SEC.  Furthermore, forward-looking statements speak only as of the date they are made.  Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligations to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:  Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com